UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

MODERNA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:
	2)	Form, Schedule or Registration No.:
	3)	Filing Party:
	4)	Date Filed:

MODERNA, INC.

200 Technology Square

Cambridge, MA 02139

(617) 714-6500

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE

HELD ON WEDNESDAY, APRIL 29, 2020

The following Notice of Change of Location to Virtual Meeting Format relates to and supplements the 2020 Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) of Moderna, Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2020 and subsequently mailed or made available to the Company’s stockholders in connection with the solicitation of proxies by the Board for use at the 2020 annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, April 29, 2020 at 8:00 a.m., Eastern Time.

On April 10, 2020, the Company issued the following press release related to a change to the location of the Annual Meeting. As described below, the Annual Meeting will now be held in a virtual-only meeting format.

Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged. We urge you to read this supplement carefully in its entirety together with the Proxy Statement. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented by this supplement. This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 10, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Moderna Announces that Its 2020 Annual Meeting of Stockholders Will be Held in Virtual Format

CAMBRIDGE, Mass.—Apr. 10, 2020—Moderna, Inc. (Nasdaq: MRNA), a clinical stage biotechnology company pioneering messenger RNA (mRNA) therapeutics and vaccines to create a new generation of transformative medicines for patients, today announced that, due to the public health and safety concerns related to the novel coronavirus (COVID-19) pandemic, to support the health and well-being of the Company’s directors, employees and stockholders, and to comply with the Commonwealth of Massachusetts’ stay at home order, the location of the Company’s 2020 Annual Meeting of Stockholders (including any adjournments or postponements, the “Annual Meeting”) has been changed to a virtual format only.

As previously announced, the Annual Meeting will be held at 8:00 a.m., Eastern Time, on Wednesday, April 29, 2020. Stockholders will not be able to attend the Annual Meeting in person, but instead will be able to attend virtually as noted below.

As described in the proxy materials for the Annual Meeting that were previously distributed, stockholders are entitled to participate in the Annual Meeting if they were a stockholder of the Company as of the close of business on March 2, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by the stockholder’s bank, broker, or nominee.

In order to attend the Annual Meeting virtually via the Internet, stockholders must register in advance at www.proxydocs.com/MRNA prior to the deadline of 5:00 p.m. Eastern Time on April 27, 2020. Stockholders will be required to enter the control number as described in the notice or proxy card that stockholders will receive prior to the Annual Meeting at www.proxydocs.com/MRNA. Upon completing the stockholder registration, stockholders will receive further instructions via email, including unique links that will allow stockholders to access the meeting and will permit stockholders to submit questions during the meeting.

If a stockholder encounters any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number provided.

If a stockholder has not already voted their shares in advance, the stockholder may vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting. Whether or not a stockholder plans to attend the Annual Meeting, we urge all stockholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting that were previously provided to the stockholders. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote stockholder shares in connection with the Annual Meeting.

A notice regarding this change to a virtual meeting format is being filed as additional proxy materials with the Securities and Exchange Commission together with this press release.

About Moderna

Moderna is advancing messenger RNA (mRNA) science to create a new class of transformative medicines for patients. mRNA medicines are designed to direct the body’s cells to produce intracellular, membrane or secreted proteins that can have a therapeutic or preventive benefit and have the potential to address a broad spectrum of diseases. Moderna’s platform builds on continuous advances in basic and applied mRNA science, delivery technology and manufacturing, providing the Company the capability to pursue in parallel a robust pipeline of new development candidates. Moderna is developing therapeutics and vaccines for infectious diseases, immuno-oncology, rare diseases, cardiovascular diseases, and autoimmune and inflammatory diseases, independently and with strategic collaborators. Moderna has 24 mRNA development candidates in its portfolio across all modalities, with 13 in clinical studies. Four of these programs are in or preparing for Phase 2 studies and the Company is preparing for its first Phase 3 study.

Headquartered in Cambridge, Mass., Moderna currently has strategic alliances for development programs with AstraZeneca, Plc. (Nasdaq: AZN) and Merck, Inc. (Nasdaq: MRK), as well as the Defense Advanced Research Projects Agency (DARPA), an agency of the U.S. Department of Defense; the Biomedical Advanced Research and Development Authority (BARDA), a division of the Office of the Assistant Secretary for Preparedness and Response (ASPR) within the U.S. Department of Health and Human Services (HHS); and the Coalition for Epidemic Preparedness Innovations (CEPI). Moderna has been named a top biopharmaceutical employer by Science for the past five years.

Moderna Contacts

Media:

Colleen Hussey

Senior Manager, Corporate Communications

203-470-5620

Colleen.Hussey@modernatx.com

Investors:

Lavina Talukdar

Head of Investor Relations

617-209-5834

Lavina.Talukdar@modernatx.com

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2020

TO THE STOCKHOLDERS OF MODERNA, INC.:

Due to the public health and safety concerns related to the novel coronavirus (COVID-19) pandemic, to support the health and well-being of the Company’s directors, employees and stockholders, and to comply with the Commonwealth of Massachusetts’ stay at home order, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders of Moderna, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, April 29, 2020 at 8:00 a.m., Eastern Time. In light of public health concerns regarding the COVID-19 outbreak, the Annual Meeting will be held in a virtual meeting format only. The Annual Meeting will be accessible solely by means of remote communication and stockholders will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting that were previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of the Company as of the close of business on March 2, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be attend the Annual Meeting virtually via the Internet, you must register in advance at www.proxydocs.com/MRNA prior to the deadline of 5:00 p.m. Eastern Time on Monday, April 27, 2020. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to submit questions during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Stéphane Bancel

Chief Executive Officer and Director

April 10, 2020

The Annual Meeting will be held on April 29, 2020 at 8:00 a.m. Eastern Time. Details are available at www.proxydocs.com/MRNA. The proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 can be accessed at the following website: www.proxydocs.com/MRNA.